EXHIBIT 99.1

First National Bank of Chester County

To Acquire American Home Bank, NA

Strategic addition extends reach into central Pennsylvania
and creates opportunities in residential mortgage banking

West Chester and Mountville, PA September 19, 2008 _ First Chester County Corporation (“First Chester”)(OTC Bulletin Board: FCEC.OB), the parent of First National Bank of Chester County (“First National”) and American Home Bank, NA jointly announced today the signing of a Definitive Merger Agreement for First Chester to acquire American Home Bank in a cash and stock transaction valued at approximately $18.2 million, based on First Chester’s closing price of $15.25 per share on September 18, 2008. The combined bank will have approximately $1.2 billion in assets.

American Home Bank is a national bank with assets of approximately $268 million as of June 30, 2008, offering consumer and commercial banking services through two branch offices in Mountville and Carlisle in central Pennsylvania and has a significant mortgage banking operation. The bank originated approximately $1 billion in high-quality residential mortgage loans in the twelve months ended August 31, 2008. The consumer and commercial banking services of American Home Bank and its branch offices will be merged into the banking operations of First National. American Home Bank mortgage banking operations will be run as a separate division of First National under the American Home Bank name.

“The acquisition of American Home Bank is consistent with our strategy to expand our geographic footprint and enhance our fee based income,” said John A. Featherman, III, Chairman and Chief Executive Officer of First National. “The merger strengthens the combined mortgage banking platform of both banks and positions First National to take advantage of the recent exit from the mortgage market of many non-bank mortgage originators and to benefit from both the recovery and future growth of the residential housing market.” The merger further extends First National’s consumer and commercial banking reach into the central Pennsylvania market where recent bank consolidations have eliminated many mid-sized local banks.

Subject to the terms of the Definitive Merger Agreement, American Home Bank shareholders may elect to receive either 0.7000 shares of common stock of First Chester or cash equal to $11.00 per share of American Home Bank common stock. Shareholder elections are subject to allocation procedures, which are intended to ensure that approximately 90% of the consideration to be paid by First Chester will be in the form of common stock and approximately 10% of the consideration will be in cash.

“Quality mortgages remain the key to realization of the American dream — home ownership,” said Kevin C. Quinn, President of First National. “Both First National and American Home Bank provide mortgages to qualified borrowers with good credit histories and complete documentation. American Home Bank funds conventional conforming, jumbo, FHA and VA loans as well as construction to permanent loans to homeowners. Both First National and American Home Bank avoid funding subprime mortgages.”

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James M. Deitch, Chairman and Chief Executive Officer of American Home Bank, said “Joining First National allows us to expand our ability to serve our customers. First National has an excellent reputation and a commitment to outstanding customer service. Our team at American Home Bank welcomes the opportunity to contribute to First National’s success.”

Upon completion of the transaction, Mr. Deitch will join both the First Chester and First National boards of directors and will be Managing Director of the American Home Bank division of First National. A.R. Miller Smith, current President and Chief Operating Officer of American Home Bank, will serve as President of American Home Bank’s division of First National.

The transaction is subject to American Home Bank shareholder approval, customary regulatory approvals, and other conditions provided for in the Definitive Merger Agreement and is expected to be completed by the end of 2008.

The Kafafian Group served as financial advisor to First Chester County Corporation. Sandler O’Neill + Partners, LP served as financial advisor to American Home Bank. Saul Ewing LLP provided legal counsel for First Chester County Corporation and Hartman Underhill & Brubaker, LLP and Thacher Proffitt & Wood LLP, Washington, DC provided legal counsel to American Home Bank.

Additional information is available at www.1nbank.com and www.bankahb.com .

Additional Information About The Merger and Where to Find It

In connection with the proposed merger, First Chester County Corporation (the “Corporation”) will be filing documents concerning the merger with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 which will include a proxy statement of American Home Bank, National Association (“AHB”) to be distributed to shareholders of AHB, that also constitutes a prospectus of the Corporation. Investors are urged to read the registration statement and the prospectus/proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the prospectus/proxy statement, as well as other filings containing information about the Corporation and AHB, free of charge from the SEC’s Internet site (www.sec.gov), by contacting First Chester County Corporation at 484-881-4141 or by contacting American Home Bank, National Association, at 717-285-6400. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in The Merger

The Corporation, AHB and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from AHB shareholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the AHB shareholders in connection with the proposed merger will be set forth in the prospectus/proxy statement when it is filed with the SEC. You can find information about First Chester County Corporation’s executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2008. You can obtain free copies of this document from the Corporation using the contact information above. You can find information about American Home Bank, National Association’s executive officers and directors from the AHB website, www.bankahb.com. In addition, in connection with the execution of the merger agreement, James M. Deitch, Chairman and Chief Executive Officer of AHB, and A.R. Miller Smith, President and Chief Operating Officer of AHB, have entered into employment agreements with the Corporation setting forth the terms under which these individuals will continue their employment with the Corporation following the merger. Additional information regarding these arrangements and the interests of such participants will be included in the prospectus/proxy statement that will be filed with the SEC and available free of charge as indicated above.

This document is not an offer to sell shares of the Corporation’s securities which may be issued in the proposed merger. Such securities are offered only by means of the prospectus/proxy statement referred to above.

Safe Harbor for Forward-Looking Statements

This document may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “hopes,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements due to various factors. Such factors that might cause such a difference include, but are not limited to, the ability for American Home Bank, National Association to obtain shareholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, the challenges and costs of integrating the operations and personnel of the companies, reactions of customers of the companies, changing economic and competitive conditions, volatility in interest rates, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those disclosed previously and from time to time in First Chester County Corporation’s filings with the Securities and Exchange Commission.